Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
                             As of February 1, 2002



                                                           Place of
                Name                                     Organization

PepsiAmericas, Inc..........................................Delaware
   Pepsi-Cola General Bottlers, Inc.........................Delaware
     Algonquin Leasing, Inc.................................Delaware
     Globe Transport, Inc...................................Delaware
     Genadco Advertising Agency, Inc........................Illinois
     Iowa Vending, Inc......................................Delaware
     Marquette Bottling Works, Inc..........................Michigan
     Northern Michigan Vending, Inc.........................Michigan
     PCGB, Inc..............................................Illinois
     Pepsi-Cola General Bottlers of Wisconsin, Inc..........Wisconsin
     Pepsi-Cola General Bottlers of Indiana, Inc............Delaware
     Pepsi-Cola General Bottlers of Iowa, Inc...............Iowa
     Pepsi-Cola General Bottlers of Ohio, Inc...............Delaware
     GB International, Inc..................................Delaware
     Pepsi-Cola General Bottlers Poland Sp.zo.o.............Poland
     General Bottlers CR s.r.o............................. The Czech Republic
     Pepsi-Cola SR s.r.o....................................Republic of Slovakia
     General Bottlers of Hungary, Inc.......................Delaware
     PepsiAmericas Kft......................................Hungary
     GB Slovak LLC..........................................Delaware
     GB Czech LLC...........................................Delaware
   P-Americas, Inc..........................................Delaware
     PepsiAmericas Caribbean, Inc...........................Delaware
     Pepsi-Cola Jamaica Bottling Company Limited............Jamaica
     Pepsi-Cola Puerto Rico Distributing, LLP...............Delaware
     Pepsi-Cola Puerto Rico Manufacturing, LLC..............Delaware
     P-A Barbados Bottling Company..........................Delaware
     P-A Bottlers (Barbados) SRL............................Barbados
     Beverage Plastics, LLC.................................Delaware
     DakBev, LLC............................................Delaware
     Pepsi-Cola Trinidad Bottling Company Limited...........Trinidad and Tobago
     Delta Beverage Group, Inc..............................Delaware
   Illinois Center Corporation..............................Delaware
   Mid-America Improvement Corp.............................Illinois
   South Properties, Inc....................................Illinois
   Whitman Insurance Co., Ltd...............................Vermont
   Whitman Leasing, Inc.....................................Delaware
   Whitman Finance, Inc.....................................Delaware

     The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.